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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 12, 2001



                           THORNBURG MORTGAGE, INC.
            (Exact name of registrant as specified in its charter)


          Maryland                 001-11914                  85-0404134
       (State or other            (Commission              (I.R.S. Employer
        jurisdiction             File Number)             Identification No.)
      of incorporation)



                             119 East Marcy Street
                             Santa Fe, New Mexico                87501
                   (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code: (505) 989-1900


                                      N/A
        (Former name or former address, if changed since last report.)

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Item 5         Other Events.

        On November 12, 2001, Thornburg Mortgage, Inc. (the "Company") entered into an underwriting agreement with Thornburg Mortgage Advisory Corporation (the "Manager") and Credit Suisse First Boston Corporation, as representative of the several underwriters (collectively, the "Underwriters") relating to the sale of 4,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and the granting to the Underwriters of an option to purchase up to an additional 600,000 shares of Common Stock to cover over-allotments that may occur during the offering process. This offering closed on November 16, 2001.

        The aggregate net proceeds to the Company (after deducting estimated expenses) are estimated to be approximately $60.8 million.

Item 7(c)      Exhibits.

        The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit        Name of Exhibit
-------        ---------------

    1.6 Underwriting Agreement, dated November 12, 2001 by and among the Company, the Manager and the Underwriters
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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  THORNBURG MORTGAGE, INC.


Date:  November 16, 2001                By:  /s/ Michael B. Jeffers
                                             -----------------------------------
                                                  Michael B. Jeffers, Secretary
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                                 EXHIBIT INDEX


EXHIBIT           NAME OF
NUMBER            EXHIBIT

  1.6 Underwriting Agreement, dated November 12, 2001 by and among the Company, the Manager and the Underwriters